EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-85842 and No. 333-140992) of Crown Holdings, Inc. of our report dated June 22, 2009 relating to the financial statements of the Crown Cork & Seal Company, Inc. Retirement Thrift Plan, which appears in this Form 11-K.

Parente Randolph LLC

Philadelphia, Pennsylvania
June 24, 2009